Exhibit 10.1

AMENDMENT NO. 9 TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 9 TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment No. 9”), dated as of November 30, 2012, amends and supplements the Amended and Restated Credit Agreement dated as of June 9, 2008, as amended (as so amended, the “Credit Agreement”) among ANCHOR BANCORP WISCONSIN INC., a Wisconsin corporation (the “Borrower”), the financial institutions from time to time party thereto (individually a “Lender” and collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITAL

A. The term of the Credit Agreement matures on November 30, 2012.

B. Borrower has requested Agent and Lenders extend the maturity of the Credit Agreement and make certain modifications thereto.

C. As an accommodation to Borrower, Agent and Lenders have agreed to the foregoing request, subject in all respects to the terms and conditions of this Amendment.

AGREEMENTS

NOW THEREFORE, in consideration of the promises and agreements set forth in the Credit Agreement, as amended and supplemented hereby, the Borrower, Agent and the Lenders agree as follows:

1. Each of the foregoing Recitals are hereby incorporated herein by reference. All capitalized terms used herein which are defined in the Credit Agreement, unless otherwise defined herein, shall have the meanings given to such terms in the Credit Agreement.

2. Upon the execution and delivery of this Amendment No. 9 by the Borrower, the Lenders and the Agent and the satisfaction of the conditions listed in Section 3 below, the Credit Agreement is hereby amended as follows:

2.1. The definition of the defined term “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended by deleting the date “November 30, 2012” where it appears therein and replacing it with the date “June 30, 2013”.

2.2. Section 4.15 of the Credit Agreement is amended in its entirety to read as follows:

“4.15 Financial Covenants.

(a) The Subsidiary Bank shall maintain a Tier 1 Leverage Ratio of not less than 4.0% at all times.

(b) The Subsidiary Bank shall maintain a Total Risk Based Capital Ratio of not less than 8.0% at all times.

(c) The ratio of the sum of Non-Performing Loans, plus other real estate owned by Subsidiary Bank (“OREO”) to the sum of Gross Loans, plus OREO shall not exceed 13.00% at any time.”

2.3. Borrower, Agent and Lenders hereby confirm that the entire outstanding principal balance of the Loans outstanding from time to time shall continue to bear interest at the rate of fifteen percent (15%) per annum, and that all accrued and unpaid interest as of the date of this Amendment No. 9 and all interest accruing after the date of this Amendment No. 9, shall be due and payable upon the earlier of (i) the Maturity Date, or (ii) acceleration of the obligations and indebtedness of Borrower to Agent and Lenders upon the occurrence of an Event of Default.

2.4. Schedule 4.3 to the Credit Agreement is hereby deleted and replaced in its entirety with Schedule 4.3 attached hereto.

3. Closing Conditions. This Amendment No. 9 shall become effective upon the execution and delivery of this Amendment No. 9 by the Borrower, the Lenders and the Agent, and the following:

(a) the receipt by the Agent of a resolution of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment No. 9, certified to be accurate and complete by the Secretary or Assistant Secretary of the Borrower; and

(b) the receipt by the Agent of an executed copy of this Amendment No. 9 and such other documents and instruments relating hereto as the Agent shall reasonably request.

4. Representations and Warranties; No Default.

Borrower hereby represents and warrants to Agent and Lenders as follows: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment No. 9 are within its corporate powers, have been duly authorized, and do not contravene (A) its articles of incorporation, bylaws or other organizational documents, or (B) any applicable law, statute, regulation, ordinance, tariff or order; (iii) no consent, license, permit, approval or authorization of; or registration, filing or declaration with any Regulatory Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment No. 9 by or against it; (iv) this Amendment No. 9 has been duly executed and delivered by it; (v) this Amendment No. 9 constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (vi) it is in compliance with all covenants and agreements in the Loan Documents as modified by Amendments No. 1 through 9 and it is not in default under the Credit Agreement or any other Loan Document as so modified and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment No. 9; and (vii) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof as if made on the date hereof.

5. Amendment Fees. The Agent, the Lenders and the Borrower acknowledge that the Borrower has previously agreed to pay to the Agent, for the ratable account of the Lenders, an amendment fee of $1,163,000 (the “Fifth Amendment Fee”), which Fifth Amendment Fee was fully earned by the Lenders upon execution by Borrower, Agent and Lenders of Amendment No. 5 to Amended and Restated Credit Agreement dated as of December 22, 2009 (“Amendment No. 5”). The Agent, the Lenders and the Borrower further acknowledge and agree that the Borrower has previously agreed to pay to Agent, for the ratable account of the Lenders, an amendment fee equal to 1.50% of the Revolving Loan Commitment (“Eighth Amendment Fee”), which Eighth Amendment Fee was fully earned by Lender upon execution by Borrower, Agent and Lenders of Amendment No. 8 to Amended and Restated Credit Agreement dated as of November 29, 2011 (“Amendment No. 8”). Notwithstanding anything to the contrary in Amendment No. 5 and Amendment No. 8, the Fifth Amendment Fee and Eighth Amendment Fee shall be due and payable on the earlier to occur of (i) the date on which the Borrower’s obligations and liabilities to Agent and Lenders are due or declared due or (ii) the Maturity Date. In consideration of the accommodations provided for in this Amendment No. 9, Borrower agrees to pay to the Agent, for the ratable account of the Lenders, an additional amendment fee in an amount equal to 0.75% of the Revolving Loan Commitment (“Ninth Amendment Fee”), which Ninth Amendment Fee shall be fully earned by the Lenders upon the execution of this Amendment No. 9 and shall be due and payable upon the earliest of (i) the Maturity Date, or (ii) the date on which Borrower’s obligations and liabilities to Agent and Lenders are due or declared due. The Fifth Amendment Fee, Eighth Amendment Fee and Ninth Amendment Fee shall be in addition to any other amendment fee or other fee payable pursuant to any other agreement or other Loan Document.

6. Waiver, Release of Claims, and Indemnification. The Borrower, for itself and each and all of its officers, employees, agents, shareholders, directors, affiliates, successors, and assigns, does hereby fully, unconditionally, and irrevocably waive and release the Agent and the Lenders and their respective officers, employees, agents, directors, shareholders, affiliates, attorneys, successors, and assigns (each a “Released Party”), of and from any and all claims, liabilities, obligations, causes of action, defenses, counterclaims, and setoffs, of any kind, whether known or unknown and whether in contract, tort, statute, or under any other legal theory, arising out of or relating to any act or omission by the Agent, any Lender or any other Released Party, on or before the date of this Amendment No. 9. The Borrower agrees to defend, indemnify, and hold the Agent, each Lender and each other Released Party harmless from and against any and all losses, costs, expenses, damages, or liabilities (including reasonable attorneys’ fees) incurred in connection with any demand, claim, counterclaim, cause of action, or proceeding brought as a result of, or arising out of, or in any way related to any of the Loan Documents, this Amendment No. 9, any documents executed in connection with or related to any of the Loan Documents, the performance by the Agent and each Lender under any of the Loan Documents or any documents executed in connection with or related to this Amendment No. 9 or any of the other Loan Documents, or any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Loans. Notwithstanding the foregoing, the Borrower shall not have any obligation to defend, indemnify, or hold the Agent, any Lender or any other Released Party harmless with respect to any loss, cost, expense, damage, or liability resulting solely from willful misconduct on the part of the Agent, such Lender or such other Released Party.

7. Costs and Expenses. The Borrower agrees to pay to the Agent and each Lender all costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Agent or such Lender in connection with the negotiation, execution and delivery of this Amendment No. 9.

8. Miscellaneous.

8.1. The execution, delivery and effectiveness of this Amendment No. 9 shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Credit Agreement or any other Loan Document or any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or a waiver of any Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment No. 9 shall not preclude the future exercise of any right, remedy, power or privilege available to Agent or Lenders whether under the Credit Agreement, other Loan Documents, at law or otherwise.

8.2. This Amendment No. 9 may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party. The descriptive headings of the various sections of this Amendment No. 9 are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

8.3. This Amendment No. 9 may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Credit Agreement or the applicable Loan Document. This Amendment No. 9 shall be considered part of the Credit Agreement and shall be a Loan Document for all purposes under the Credit Agreement and other Loan Documents. In the event of any inconsistency between this Amendment No. 9 and the Credit Agreement, any amendments thereto or any other Loan Document, the terms of this Amendment No. 9 shall control.

8.4. This Amendment No. 9, the Credit Agreement and the Loan Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof. If any provision of this Amendment No. 9 is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment No. 9 which shall be given effect so far as possible.

8.5. THIS AMENDMENT NO. 9 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT. NEITHER AGENT, LENDERS, NOR ANY AGENT OR ATTORNEY OF AGENT OR LENDERS, SHALL BE LIABLE TO ANY CREDIT PARTY OR ANY OTHER PERSON ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

8.6. Borrower hereby: (i) agrees that this Amendment No. 9 shall not limit or diminish the obligations of Borrower under the Loan Documents except as modified by the terms hereof, (ii) reaffirms its obligations under each of the Loan Documents to which it is a party, and (iii) agrees that each of such Loan Documents as modified by this Amendment No. 9 remain in full force and effect and are hereby ratified and confirmed. All representations and warranties made in this Amendment No. 9 and shall survive the execution and delivery of this Amendment No. 9 and no investigation by Agent or Lenders shall affect such representations or warranties or the right of Agent or Lenders to rely upon them.

8.7. Borrower shall execute and deliver such other documents, certificates and/or instruments and take such other actions as Agent or Lenders may reasonably request in order more effectively to consummate the transactions contemplated hereby.

9. Relief from the Automatic Stay. As a material inducement to the Agent and the Lenders to enter into this Amendment No. 9, the Borrower hereby stipulates and agrees that the Agent and the Lenders shall be entitled to relief from the automatic stay imposed by 11 U.S.C. § 362 or any similar stay or suspension of remedies under any other federal or state law in the event the Borrower becomes subject to a bankruptcy or other insolvency proceeding, to allow the Agent and the Lenders to exercise their rights and remedies under the Loan Documents.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 9 as of the date first set: forth above.

ANCHOR BANCORP WISCONSIN INC.

BY:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender

BY:
Name:
Title:

ASSOCIATED. BANK, NATIONAL ASSOCIATION

BY:
Name:
Title:

BANK OF AMERICA, N.A.

BY:
Name:
Title: